UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2018

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2151 Professional Drive, 2nd Floor Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into Material Definitive Agreement.

Convertible Debt Financing

On November 2, 2018 InnerScope Hearing Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Eagle Equities, LLC, a Nevada limited liability company (“Eagle”) pursuant to which the Company issued two $280,500 face amount of 8% Convertible Redeemable Notes (the “Notes”) to Eagle for an aggregate face amount of $561,000 (the “Note Financing”). The Notes were issued with an original issue discount of 10% (i.e. $51,000), for an aggregate purchase price of $510,000. The proceeds to the Company from the sale of the Notes was $510,000 which was paid for by Eagle by (i) payment of $255,000 in cash and (ii) the issuance by Eagle to the Company of a $255,000 principal amount of Collateralized Secured Promissory Note (the “Eagle Note”).

The Eagle Note is secured and collateralized by one of the above two reference Notes issued by the Company (See, “Terms of the Eagle Note”, below).

Terms of the Notes

The Notes issued by the Company accrue interest at a rate of 8% per annum with an increase to 24% in the event of a default and, mature on November 2, 2019 subject to acceleration in the event of default. Principal and interest on the Notes are convertible into Common Stock of the Company at a price of 70% of the lowest closing bid price of the common stock as reported on the OTCQB exchange or any exchange upon which the Common Stock may be traded in the future, as calculated during the 15 trading day period just prior to the date of notice of conversion. In the event that the Company’s common stock loses its eligibility to trade via the Depository Trust Company, the foregoing conversion rate is decreased from 70% of the lowest closing bid price down to 60%. Each of the Eagle Notes are initially convertible into 7,030,075 shares of the Company’s common stock, subject to change based on market prices and other terms provided in the Notes.

The Company paid an agents fee of $25,000 in connection with the Note Financing to Moody Capital Solutions, Inc. and reimbursed lenders costs of $5,000. A portion of the proceeds of the Notes was utilized to fund the Zounds agreement (See, below, “Amendment to Zounds Agreement”).

Terms of the Eagle Note

As part of the consideration for the Notes issued by the Company in the Note Financing, on November 2, 2018, Eagle issued the Eagle Note to the Company which Note becomes due and payable on July 2, 2019, and bears simple interest at a rate of 8%. The Eagle Note is secured by a pledge back to the Company of one of the Notes issued by the Company in the Note Financing and, is cross-collateralized against said Note, such that, if the Company does not meet the current information requirements of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), then Eagle may declare a default and cross – cancel both parties’ payment obligations under the Eagle Note and one of the Notes issued by the Company.

Eagle reserves the right to exchange the Note used as collateral with other assets appraised at $255,000 or greater.

The foregoing is a summary only of the SPA, the Notes and the Eagle Note, all of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference thereto.

Amendment to Zounds Agreement

On October 3, 2018, the Company entered into a Manufacturing Design and Marketing Agreement (the “Zounds Agreement”) with Zounds Hearing, Inc., a Delaware corporation (“Zounds”) whereby Zounds was to provide design and technology services to the Company to enable the manufacture of hearing aids sold under the Company’s brand names, the terms of which have been previously disclosed (See, Current Report on Form 8-K of the Company, Dated October 3, 2018). Effective as of November 2, 2018, the Company and Zounds entered into a First Amendment to the Zounds Agreement calling for a payment of $1,000,000 to Zounds for the Technology Access Fee, which fee is to be paid in eight (8) installments of $75,000 each, in four week intervals until $600,000 is paid, and $400,000 to be paid as Product Surcharges based on $200 per unit manufactured for up to the first 2,000 units. Once $400,000 of Product Surcharges are paid said per unit surcharge will be discontinued.

The initial $75,000 payment under the Zounds Agreement, as amended, was paid from the proceeds of the Note offering referenced above.

The foregoing is a summary only of the Zounds Agreement amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference thereto.

Joint Venture Agreement with Erchonia

On October 31, 2018, the Company entered into a Joint Development Agreement (the “JD Agreement”) and an Exclusive Distribution Agreement (the “ED Agreement”) with Erchonia Corporation (“Erchonia”). As part of the JD Agreement, the Company and Erchonia will conduct FDA clinical research and trials for the purposes of obtaining 510k FDA Clearances for devices, technologies, methods and techniques used in the treatment of hearing relating conditions and disorders such as Tinnitus, Sensorineural hearing Loss, dizziness and other disorders. The agreements give the Company the exclusive worldwide rights for all designs and any newly developed Erchonia 3LT lasers and related technologies and gives the Company the rights to license and distribute such products worldwide.

The foregoing is a summary only of the JD Agreement and ED Agreement between the Company and Erchonia Corporation, both of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 7.01	Regulation FD Disclosure

A press release relating to the Erchonia JV Agreement and ED Agreement was issued by the Company on November 1, 2018. A copy of this press release is furnished herewith an not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement between InnerScope Hearing Technologies, Inc. and Eagle Equities, LLC, dated November 2, 2018.

10.2	Form of 8% Convertible Redeemable Notes issued by Company to Eagle Equities, LLC, dated November 2, 2018.

10.3	$255,500 Principal Amount 8% Collateralized Secured Promissory Note issued by Eagle Equities, LLC.

10.4	First Amendment to Manufacturing Design and Marketing Agreement (the “Zounds Agreement”) between InnerScope Hearing Technologies, Inc. and Zounds Hearing, Inc., a Delaware corporation (“Zounds”), dated November 2, 2018.

10.5	Joint Development Agreement between InnerScope Hearing Technologies, Inc. and Erchonia Corporation.

10.6	Exclusive Distributor Agreement between InnerScope Hearing Technologies, Inc. and Erchonia Corporation.

99.1	Press release issued on November 1, 2018 by InnerScope Hearing Technologies, Inc. Relating to Joint Venture with Erchonia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Registrant)

By: /s/ Matthew Moore

Matthew Moore

Chief Executive Officer